Exhibit 99.1

BITCOIN INFRASTRUCTURE ACQUISITION CORP LTD.

Announces Pricing of $200 Million Initial Public Offering

December 1, 2025, 5:00 Eastern Standard Time

New York, DECEMBER 1, 2025 (GLOBE NEWSWIRE) -- (BUSINESS WIRE) - BITCOIN INFRASTRUCTURE ACQUISITION CORP LTD. (the “Company”) announced today the pricing of its initial public offering of 20,000,000 units at an offering price of $10.00 per unit. Each unit consists of one Class A ordinary share of the Company, $0.0001 par value per share, and one-half of one redeemable warrant, each whole warrant entitling the holder to purchase one Class A ordinary share upon exercise, at a price of $11.50 per share. The units are expected to trade on the Nasdaq Global Market (“Nasdaq”) under the ticker symbol “BIXIU” beginning on December 2, 2025. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “BIXI” and “BIXIW,” respectively. The offering is expected to close on December 3, 2025, subject to customary closing conditions.

The Company, led by Chairman of the Board of Directors, Parker White, Chief Executive Officer, Ryan Gentry, and Director, Vik Mittal, who also serves as the Managing Member and Chief Investment Officer of Meteora Capital, LLC, is a special purpose acquisition company formed as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company’s efforts to identify target businesses will focus on companies operating in the digital asset space. While the Company may pursue an initial business combination in any industry, the Company intends to focus on sectors aligned with the ongoing digitization of financial infrastructure. These include digital assets, Web3 technologies, financial services infrastructure, and other blockchain-driven business models.

Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, is acting as lead book running manager and Clear Street LLC is acting as co-manager for this offering.

The Company has granted the underwriters a 45-day option to purchase up to an additional 3,000,000 units at the initial public offering price to cover over-allotments, if any.

A registration statement relating to the securities sold in the initial public offering became effective in accordance with the provisions of section 8(a) of the Securities Act of 1933, as amended, on November 25, 2025. The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from: Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, 3 Columbus Circle, 24th Floor, New York, NY 10019, or by email at capitalmarkets@cohencm.com, or by accessing the U.S. Securities and Exchange Commission (the “SEC”)’s website, www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial public offering and the Company’s search for and/or completion of an initial business combination. No assurance can be given that the offering will be completed on the terms described, or at all, or that the Company will complete an initial business combination. Forward-looking statements are subject to numerous risks, conditions and other uncertainties, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Ryan Gentry, Chief Executive Officer

info@bixispac.com